EXHIBIT 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in the following registration statements of CryoLife, Inc.:

(1)	Registration Statement No. 333-197545 on Form S-8 pertaining to the Second Amended and Restated CryoLife, Inc. 2009 Stock Incentive Plan,
(2)	Registration Statement No. 333-182296 on Form S-8 pertaining to the Amended and Restated CryoLife, Inc. 2009 Stock Incentive Plan,
(3)	Registration Statement No. 333-182297 on Form S-4 filed on June 22, 2012,
(4)	Registration Statement No. 333-206119 on Form S-3 filed on August 5, 2015, as amended on August 21, 2015,
(5)	Registration Statement No. 333-167065 on Form S-8 pertaining to the CryoLife, Inc. Employee Stock Purchase Plan,
(6)	Registration Statement No. 333-159608 on Form S-8 pertaining to the CryoLife, Inc. 2009 Employee Stock Incentive Plan,
(7)	Registration Statement No. 333-104637 on Form S-8 pertaining to the CryoLife, Inc. 2002 Stock Incentive Plan,
(8)	Registration Statement No. 333-119137 on Form S-8 pertaining to the CryoLife, Inc. 2004 Employee Stock Incentive Plan,

of our report dated April 7, 2014, with respect to the consolidated financial statements of On-X Life Technologies Holdings, Inc. and subsidiaries as of and for the year ended December 31, 2013, which report appears in the Form 8-K/A of CryoLife, Inc. dated March 9, 2016.

/s/ Padgett, Stratemann & Co., LLP

Austin, Texas

March 8, 2016